EXHIBIT 10.3

                              FORM OF NQSO AGREEMENT FOR  NON-EMPLOYEE DIRECTORS

                           GATEWAY ENERGY CORPORATION
                           2007 EQUITY INCENTIVE PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT



     Date of Grant:
                                                           ---------------

     Number of Shares of Common Stock to
     Which Option Relates:
                                                           ---------------

     Option Exercise Price per Share:                      $
     (Representing 100% of the Fair Market Value           ---------------
     on the Date of Grant)


          This Agreement dated ____________________, is made by and between Gateway Energy Corporation, a Delaware corporation (the "Company"), and ________________ (the "Optionee").


                                    RECITALS:

          A. Effective May 23, 2007, the Company's shareholders approved the Gateway Energy Corporation 2007 Equity Incentive Plan (the "Plan") pursuant to which the Company may, from time to time, grant options to key employees and non-employee directors of the Company to purchase shares of common stock in the Company.

          B. The Optionee is an non-employee director of the Company and the Company desires to grant to the Optionee a nonqualified share option to purchase shares of common stock in the Company on the terms and conditions reflected in this Option Agreement, the Plan and as otherwise established by the Committee.

                                   AGREEMENT:

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

          1. Incorporation of Plan. All provisions of this Option Agreement and the rights of the Optionee are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Option Agreement but not defined will have the meaning set forth in the Plan.

          2. Grant of Nonqualified Share Option. As of the Date of Grant identified above, the Company grants the Optionee, subject to this Agreement and the Plan, the right, privilege and option (the "Option") to purchase, in one or more exercises, all or any part of that number of Shares identified above opposite the heading "Number of Shares to Which Option Relates" (the "Option Shares"), at the per Share price specified above opposite the heading "Option Exercise Price per Share".

          3. Consideration to the Company. In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services as a non- employee director of the Company. Nothing in this Agreement or in the Plan will confer upon the Optionee any right to continue as a non-employee director of the Company.

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          4. Exercisability of Option. During the Optionee's lifetime, this
Option may be exercised only by the Optionee. This Option, except as specifically provided elsewhere under the terms of the Plan, shall vest and become exercisable as follows:

          Years Elapsed from Date of Grant            Percentage Exercisable
          --------------------------------            ----------------------


                            [insert vesting schedule]



          For purposes of this Section 4, a year shall mean a period of 365 days (or 366 days in the event of a leap year). Notwithstanding the above Option vesting schedule, this Option will become fully exercisable upon the Optionee's death or Disability provided the Option has not otherwise expired, been cancelled or terminated.

          5. Method of Exercise. Provided this Option has not expired, been terminated or cancelled in accordance with the terms of the Plan, the portion of this Option which is otherwise exercisable pursuant to Section 4 may be exercised in whole or in part, from time to time by delivery to the Company or its designee a written notice which will:

          (a) set forth the number of Shares with respect to which the Option is to be exercised;

          (b) if the person exercising this Option is not the Optionee, be accompanied by satisfactory evidence of such person's right to exercise this Option; and

          (c) be accompanied by payment in full of the Option Exercise Price in the form of cash, or a certified bank check made payable to the order of the Company or any other means allowable under the Plan which the Company in its sole discretion determines will provide legal consideration for the Shares.

          6. Expiration of Option. Unless terminated earlier in accordance with the terms of this Option Agreement or the Plan, the Option granted herein will expire at 5:00 P.M., Central Standard Time, on the 5th Anniversary of the Date of Grant (the "Expiration Date"). If the Expiration Date is a day on which the Company is not open for business, then the Option granted herein will expire, unless earlier terminated in accordance with the terms of this Option Agreement or the Plan, at 5:00 P.M., Central Standard Time, on the first business day before such Expiration Date.

          7. Effect of Separation from Service. If the Optionee ceases to be a member of the Board of Directors of the Company for any reason, including cessation by death or Disability, the effect of such termination on all or any portion of this Option is as provided below. Notwithstanding anything below to the contrary, in no event may the Option be exercised after the Expiration Date.

          (a) If the Optionee ceases to be a member of the Board of Directors within the Option Period for Cause, the Option will immediately be forfeited as of the time of such termination.

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          (b) Except as provided in Section 7(d) below, if the Optionee ceases to be a member of the Board of Directors due to the Optionee's voluntary resignation before expiration of the Optionee's term as a member of the Board of Directors, the Option may be exercised by the Optionee at any time prior to 5:00 P.M., Central Standard Time, on the ninetieth (90th) calendar day following the Optionee's cessation as a member of the Board of Directors. If such ninetieth (90th) day shall not be a business Day, then the Option shall expire at 5:00 P.M., Central Standard Time, on the first
     (1st) business day immediately following such ninetieth (90th) day


          (c) If the Optionee ceases to be a member of the Board of Directors due to the expiration of the term of office for such Optionee and such Optionee is not then re-elected as a member of the Board of Directors, or is removed as a member of the Board of Directors during such Optionee's term without Cause, the Option may be exercised by the Optionee at any time prior to 5:00 P.M., Central Standard Time, on the third (3rd) anniversary of the last date of the Optionee's term of office. If such day shall not be a business day, then the Option shall expire at 5:00 P.M., Central Standard Time, on the first (1st) business day immediately following such third
     (3rd) anniversary.

          (d) If the Optionee dies or becomes Disabled (A) while he or she is a member of the Board of Directors, or (B) within the ninety (90) day period referred to in Section 7(b) above, or (C) within the three-year period referred to in Section 7(c) above, the Option may be exercised by the Optionee or the Optionee's Beneficiaries entitled to do so at any time prior to 5:00 P.M., Central Standard Time, on the 365th calendar day following the date of the Optionee's death or Disability, if (in the case of (C) above) such date is later than the date provided for in Section
     6.1.3 If the 365th day is not a business day, then the Option shall expire at 5:00 P.M., Central Standard Time, on the first (1st) business day immediately following such 365th day.

          8. Notices. Any notice to be given under the terms of this Agreement to the Company will be addressed to the Secretary of the Company at 30 West Pershing Road, Suite 201, Kansas City, Missouri 64108, and any notice to be given to the Optionee will be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 8, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Optionee will, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 8. Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

          9. Nontransferability. Except as otherwise provided in this Agreement or in the Plan, the Option and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, contrary to the provisions hereby, this Option and the rights and privileges conferred hereby will immediately become null and void.

          10. Status of Optionee. The Optionee shall not be deemed a shareholder of the Company with respect to any of the Shares subject to this Option, except for those Shares that have been purchased and issued to him or her. The Company shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and, if applicable, such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.

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          11. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

          12. Amendment. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

          13. Governing Law. The laws of the State of Delaware will govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

          14. Binding Effect. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

          This Agreement has been executed and delivered by the parties hereto.

The Company:                                The Optionee:

GATEWAY ENERGY CORPORATION


By:  /s/
   -------------------------------          -------------------------------

  Name:
       ---------------------------          -------------------------------

  Title:                                    Address of the Optionee:
        --------------------------

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